Exhibit 10.1

INVESTMENT ADVISORY AGREEMENT
BETWEEN BRIGHTWOOD CAPITAL CORPORATION I AND BRIGHTWOOD CAPITAL ADVISORS, LLC

This Investment Advisory Agreement (this “Agreement”) made effective as of this 26th day of July, 2022 (the “Effective Date”), by and between BRIGHTWOOD CAPITAL CORPORATION I, a Maryland corporation (the “Corporation”), and BRIGHTWOOD CAPITAL ADVISORS, LLC, a Maryland limited liability company (the “Adviser”).

WHEREAS, the Corporation is a newly organized corporation that will operate as a closed-end, non-diversified management investment company;

WHEREAS, the Corporation has filed an election to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”); and

WHEREAS, the Corporation desires to retain the Adviser to furnish investment advisory services to the Corporation on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.            Duties of the Adviser.

(a)            The Corporation hereby employs the Adviser to act as the investment adviser to the Corporation and to manage the investment and reinvestment of the assets of the Corporation, subject to the supervision of the board of directors of the Corporation (the “Board of Directors”), for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Corporation’s private placement memorandum, registration statement or other filing submitted or filed by the Corporation with the Securities and Exchange Commission, in each case as the same may be amended from time to time, (ii) in accordance with the Investment Company Act, the Investment Advisers Act and all other applicable federal and state law, including the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if applicable and (iii) in accordance with the Corporation’s charter and bylaws. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Corporation, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Corporation (including performing due diligence on prospective portfolio companies); (iii) execute, close, service and monitor the Corporation’s investments; (iv) determine the securities and other assets that the Corporation will purchase, retain or sell; and (v) provide the Corporation with such other investment advisory, research and related services as the Corporation may, from time to time, reasonably require for the investment of its funds. The Adviser shall have the power and authority on behalf of the Corporation to effectuate its investment decisions for the Corporation, including the execution and delivery of all documents relating to the Corporation’s investments and the placing of orders for other purchase or sale transactions on behalf of the Corporation. In the event that the Corporation, consistent with its investment objective and policies, determines to acquire debt financing or to refinance existing debt financing, the Adviser shall arrange for such financing on the Corporation’s behalf, subject to the oversight and approval of the Board of Directors. If it is necessary for the Adviser to make investments on behalf of the Corporation through a subsidiary or special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such subsidiary or special purpose vehicle and to make such investments through such subsidiary or special purpose vehicle in accordance with the Investment Company Act.

(b)            The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the amounts of compensation provided herein.

(c)            Subject to the requirements of the Investment Company Act and ERISA, if applicable, the Adviser is hereby authorized, but not required, to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Corporation’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Corporation, subject in all cases to the oversight of the Adviser and the Corporation. The Adviser, and not the Corporation, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act, the Investment Advisers Act and other applicable federal and state law, including ERISA, if applicable.

(d)            For all purposes herein provided, the Adviser shall be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

(e)         The Adviser shall keep and preserve, in the manner and for the period that would be applicable to investment companies registered under the Investment Company Act, any books and records relevant to the provision of its investment advisory services to the Corporation, shall specifically maintain all books and records with respect to the Corporation’s portfolio transactions and shall render to the Board of Directors such periodic and special reports as the Board of Directors may reasonably request. The Adviser agrees that all records that it maintains for the Corporation are the property of the Corporation and shall surrender promptly to the Corporation any such records upon the Corporation’s request, provided that the Adviser may retain a copy of such records.

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2.            ERISA Matters.

(a)  If an investor in the Corporation is an employee benefit plan under ERISA (“Benefit Plan Investor”), then, in the event that, and during any period when, the assets of the Corporation are deemed “plan assets” (for purposes of ERISA) of such Benefit Plan Investor, the investment in the Corporation (as evidenced by the Corporation’s acceptance of such Benefit Plan Investor’s respective subscription agreement) constitutes the appointment by the Benefit Plan Investor’s authorized fiduciary of the Adviser as an “investment manager” as defined in Section 3(38) of ERISA, with respect to the assets of such Benefit Plan Investor that is invested in the Corporation.

(b) The Adviser agrees that, during any period in which the assets of the Corporation are deemed “plan assets” for purposes of ERISA, the Adviser shall use its commercially reasonable efforts to ensure that the Adviser (i) remains registered as an investment adviser under the Investment Advisers Act and (ii) is a “qualified professional asset manager” within the meaning of Part VI of Prohibited Transaction Class Exemption 84-14 (a “QPAM”). The Adviser further agrees that during any period in which the assets of the Corporation are deemed “plan assets” for purposes of ERISA (y) the Adviser is a fiduciary under Section 3(21) of ERISA and shall satisfy the requirements to be an “investment manager” (as that term is defined in Section 3(38) of ERISA) with respect to the Benefit Plan Investor; and (z) the Adviser shall comply with the fiduciary requirements of Part 4 of Title I of ERISA in the management of the Corporation, including, but not limited to, the indicia of ownership obligations set forth in Section 404(b) of ERISA and the prohibited transaction provisions contained in Section 406 of ERISA. Notwithstanding the foregoing, the Adviser will bear responsibility for the fidelity bond required under Section 412 of ERISA.

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3.            Corporation’s Responsibilities and Expenses Payable by the Corporation.

(a)            All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Corporation. The Corporation, to the extent permitted by ERISA, if applicable, shall bear all other costs and expenses of its operations and transactions, including those relating to: (a) organizational expenses of the Corporation; (b) calculating the net asset value of the Corporation, including the cost and expenses of any independent valuation firm; (c) fees and expenses incurred by the Adviser and payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Corporation and in monitoring the Corporation’s investments, performing due diligence on prospective portfolio companies or otherwise relating to, or associated with, evaluating and making investments, which fees and expenses include, among other items, due diligence reports, appraisal reports, any studies commissioned by the Adviser and travel and lodging expenses; (d) interest payable on debt, if any, incurred by the Corporation and expenses related to unsuccessful portfolio acquisition efforts; (e) private placements of securities of the Corporation; (f) investment advisory and management fees; (g) administration fees and expenses payable under the administration agreement dated as of [•], 2022 (as amended from time to time, the “Administration Agreement”), between the Corporation and the Corporation’s administrator (the “Administrator”); (h) fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments in portfolio companies, including costs associated with meeting financial sponsors; (i) fees incurred by the Corporation for transfer agent, dividend agent and custodial fees and expenses; (j) U.S. federal and state registration and franchise fees; (k) U.S. federal, state and local taxes, fees or other governmental charges levied against the Corporation, and all expenses incurred in connection with any tax audit, investigation settlement or review of the Corporation; (l) independent directors’ fees and expenses; (m) costs of preparing and filing reports or other documents required by the Securities and Exchange Commission or other regulators; (n) costs of any reports, proxy statements or other notices to stockholders, including printing costs and filing fees; (o) costs associated with individual or group stockholders; (p) costs associated with compliance with the Sarbanes-Oxley Act of 2002, as amended; (q) the Corporation’s allocable portion of any fidelity bond, insurance (including directors and officers and errors and omissions liability insurance), and any other insurance premiums; (r) direct costs and expenses of administration, including printing and filing fees, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; (s) proxy voting expenses; (t) all fees, costs, expenses, liabilities and obligations attributable to structuring, organizing, acquiring, managing, operating, holding, valuing, monitoring, winding-up, liquidating, dissolving and disposing of investments (including follow-on investments and refinancings (including interest on money borrowed by the Corporation or the Adviser; (u) expenses incurred in connection with the establishment, incurrence or repayment of credit facilities; expenses of portfolio tracking facilities; fees paid to third parties or to the Adviser or any affiliate to provide collateral management, debt servicing and other administrative services to special purpose vehicles that hold certain of the Corporation’s portfolio investments pledged as collateral to secure credit facilities extended to finance the loan portfolio; origination fees; registration expenses; and brokerage, finder, custodial and other fees)), including the costs and expenses of any related portfolio management, portfolio loan management, monitoring or tracking tools or software (but not including any other technology or software expense); (v) legal, accounting, administration, depositary, registration, auditing, consulting (including consulting and retainer fees paid to consultants performing investment initiatives and other similar consultants), broker, litigation and indemnification costs and expenses, judgments and settlements, finder, financing, financing commitment, real estate title and appraisal; and other fees and expenses (including fees, costs and expenses associated with the preparation or distribution of the Corporation’s financial statements, tax returns and tax estimates or any other administrative, compliance, regulatory or investment-related reporting or filing (including any filings, notifications, reports or other regulatory requirements (other than the initial registrations, filing and compliance) contemplated by or arising under the laws of any foreign jurisdiction or any other similar law, rule or regulation (including any implementing law, rule or regulation relating to the foregoing))); (v) costs and expenses of the Advisory Committee (including, for the avoidance of doubt, any costs and expenses incurred in connection with any legal counsel retained by the Advisory Committee); (w) fees, costs, expenses, liabilities and obligations incurred in connection with transactions not consummated (including travel expenses, legal, accounting, auditing, valuation, insurance, consulting, finder, financing, appraisal, filing, printing, real estate title, survey and other fees and expenses); (x) all out-of-pocket fees, costs and expenses incurred by the Corporation, the Adviser and each of their respective managers, members, shareholders, officers and employees in connection with annual and other periodic meetings of the board of directors and any other conference or meeting with any directors; (y) private placement or finders’ fees, commissions and expenses (including interest thereon) payable to a placement agent (or other similar agent) with respect to the offering, subscription or sale of interests in the Corporation; (z) all fees, costs and expenses incurred in connection with the dissolution, liquidation and final winding-up of the Corporation; (aa) all fees, costs and expenses incurred in connection with the organization, management, operation, dissolution, liquidation and final winding-up of any alternative investment vehicles, any special purpose vehicles; (bb) costs of complying with side letters; and (cc) any and all other expenses incurred by the Corporation or the Administrator in connection with administering the Corporation’s business, including payments made under the Administration Agreement based upon the Corporation’s allocable portion (subject to the review and approval of the Corporation’s independent directors) of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Corporation’s chief compliance officer and chief financial officer and their respective staffs.

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4.            Compensation of the Adviser. The Corporation agrees to pay, and the Adviser agrees to accept, as compensation for the investment advisory and management services provided by the Adviser hereunder, a base management fee (the “Base Management Fee”), as hereinafter set forth. The Corporation shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, including ERISA, if applicable, the Adviser may elect, or adopt a deferred compensation plan pursuant to which it may elect to defer all or a portion of its fees hereunder for a specified period of time. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee.

(a)            The Base Management Fee shall be calculated as follows: (a) if the aggregate Capital Commitment of Investors is less than or equal to $350,000,000, an annual rate equal to 0.80% of the fair value of the average gross assets of the Company associated with such Capital Commitment and (b) if the aggregate Investors’ Capital Commitment is greater than $350,000,000, an annual rate equal to 0.70% of the fair value of the average gross assets of the Company associated with such Capital Commitment in excess of $350,000,000. For services rendered under this Agreement, the Base Management Fee shall be payable quarterly in arrears. The Base Management Fee shall be calculated based on the fair value of the average value of the gross assets of the Company at the end of the two most recently completed calendar quarters. Such amount shall be appropriately adjusted (based on the actual number of days elapsed relative to the total number of days in such calendar quarter) for any share issuances or repurchases during a calendar quarter. The Base Management Fee for any partial month or quarter shall be appropriately pro-rated (based on the number of days actually elapsed at the end of such partial month or quarter relative to the total number of days in such month or quarter).

5.            Covenants of the Adviser. The Adviser hereby covenants that it is registered as an investment adviser under the Investment Advisers Act. The Adviser hereby agrees that its activities shall at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments, including ERISA, if applicable.

6.            Excess Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, including ERISA, if applicable, to cause the Corporation to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting such transaction if the Adviser determines, in good faith and taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that the amount of such commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Corporation’s portfolio, and constitutes the best net result for the Corporation.

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7.            Proxy Voting. The Adviser shall be responsible for voting any proxies solicited by an issuer of securities held by the Corporation in the best interest of the Corporation and in accordance with the Adviser’s proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time. The Corporation has been provided with a copy of the Adviser’s proxy voting policies and procedures and has been informed as to how it can obtain further information from the Adviser regarding proxy voting activities undertaken on behalf of the Corporation. The Adviser shall be responsible for reporting the Corporation’s proxy voting activities, as required, through periodic filings on Form N-PX.

8.            Limitations on the Employment of the Adviser. The services of the Adviser to the Corporation are not, and shall not be, exclusive. The Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Corporation; provided that its services to the Corporation hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the portfolio companies of the Corporation, subject at all times to applicable law, including ERISA, if applicable). So long as this Agreement or any extension, renewal or amendment hereof remains in effect, the Adviser shall be the only investment adviser for the Corporation, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Corporation are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Corporation as stockholders or otherwise.

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Subject to any restrictions prescribed by law, including ERISA, if applicable, by the provisions of the Code of Ethics of the Corporation and the Adviser and by the Adviser’s allocation policy, the Adviser and its members, officers, employees and agents shall be free from time to time to acquire, possess, manage and dispose of securities or other investment assets for their own accounts, for the accounts of their family members, for the account of any entity in which they have a beneficial interest or for the accounts of others for whom they may provide investment advisory, brokerage or other services (collectively, “Managed Accounts”), in transactions that may or may not correspond with transactions effected or positions held by the Corporation or to give advice and take action with respect to Managed Accounts that differs from advice given to, or action taken on behalf of, the Corporation; provided that the Adviser allocates investment opportunities to the Corporation, over a period of time on a fair and equitable basis compared to investment opportunities extended to other Managed Accounts. The Adviser is not, and shall not be, obligated to initiate the purchase or sale for the Corporation of any security that the Adviser and its members, officers, employees or agents may purchase or sell for its or their own accounts or for the account of any other client if, in the opinion of the Adviser, such transaction or investment appears unsuitable or undesirable for the Corporation; provided however, that to the extent that the Corporation’s assets are deemed “plan assets” under ERISA, the Adviser will only co-invest in the same issuer with Managed Accounts, so long as the Corporation’s and Managed Accounts’ respective investments are at the same level of such security issuer’s capital structure and so long as such co-investment would not otherwise constitute a “prohibited transaction” under ERISA. Moreover, it is understood that when the Adviser determines that it would be appropriate for the Corporation and one or more Managed Accounts to participate in the same investment opportunity, the Adviser shall seek to execute orders for the Corporation and for such Managed Account(s) on a basis that the Adviser considers to be fair and equitable over time. In such situations, the Adviser may (but is not required to) place orders for the Corporation and each Managed Account simultaneously or on an aggregated basis. If all such orders are not filled at the same price, the Adviser may cause the Corporation and each Managed Account to pay or receive the average of the prices at which the orders were filled for the Corporation and all relevant Managed Accounts on each applicable day. If all such orders cannot be fully executed under prevailing market conditions, the Adviser may allocate the investment opportunities among participating accounts in a manner that the Adviser considers equitable, taking into account, among other things, the size of each account, the size of the order placed for each account and any other factors that the Adviser deems relevant.

9.            Responsibility of Dual Directors, Officers and/or Employees. If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Corporation and acts as such in any business of the Corporation, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Corporation and not as a manager, partner, officer and/or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

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10.            Limitation of Liability of the Adviser; Indemnification. The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation, the Administrator) shall not be liable to the Corporation for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Corporation shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation, the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation. Notwithstanding the preceding sentence of this Paragraph 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Corporation or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of the Adviser’s duties, by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the Securities and Exchange Commission or its staff thereunder), or violation of applicable law, including breach of its fiduciary duties under ERISA, if applicable.

11.            Effectiveness, Duration and Termination of Agreement. This Agreement shall become effective as of the date hereof. This Agreement shall continue for a term of one year, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board of Directors or by the vote of a majority of the outstanding voting securities of the Corporation and (b) the vote of a majority of the Corporation’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Corporation or by the vote of the Corporation’s Directors or by the Adviser. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Section 10 of this Agreement shall remain in full force and effect, and the Indemnified Parties shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 4 through the date of termination or expiration and Section 10 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

12.            Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

13.            Amendments. This Agreement may be amended by mutual consent, but the consent of the Corporation must be obtained in conformity with the requirements of the Investment Company Act.

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14.            Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

BRIGHTWOOD CAPITAL CORPORATION I

By:	/s/ Russell C. Zomback
	Name:	Russell C. Zomback
	Title:	Chief Financial Officer

BRIGHTWOOD CAPITAL ADVISORS, LLC

By:	/s/ Sengal Selassie
	Name:	Sengal Selassie
	Title:	Managing Member

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